SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           AMENDMENT NO. 1 TO FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         DATE OF REPORT: AUGUST 31, 2005

                            NUWAVE TECHNOLOGIES, INC.
                            -------------------------
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

                DELAWARE                     0-28606             22-3387630
                --------                     -------             ----------
      (State or other jurisdiction         (Commission          (IRS Employer
            of incorporation)             File Number)       Identification No.)

    109 NORTH POST OAK LANE, SUITE 422
              HOUSTON, TEXAS                                        77024
         -----------------------                                    -----
(Address of principal executive offices)                         (Zip code)

Registrant's telephone number, including
area code:                                                     (713) 621-2737
                                                               --------------


                                 NOT APPLICABLE
                                 --------------
          (Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

      On August 31, 2005 NuWave Technologies, Inc. (the "Company") entered into a merger agreement (the "Agreement") with Strategies Acquisition Corp., a wholly-owned subsidiary of the Company ("SPV"), Corporate Strategies, Inc. ("Corporate Strategies") and the shareholders of Corporate Strategies listed on Exhibit A therein (collectively, the "Shareholders"), whereby SPV merged with and into Corporate Strategies, with Corporate Strategies remaining as the surviving corporation and continuing its corporate existence under the laws of the State of Delaware and as a wholly-owned subsidiary of the Company (the "Merger"). The separate existence of SPV has ceased.

      Pursuant to the terms of the Agreement, the Company issued one (1) share of its common stock ("Common Stock"), par value $0.001 per share, to each holder of Corporate Strategies Class A common stock in exchange for two (2) shares of Corporate Strategies Class A common stock, par value $0.001 per share. Second, the Company issued one (1) share of the Company's Series C preferred stock ("Series C Preferred"), par value $0.01 per share, to each holder of Corporate Strategies Series A preferred stock for one (1) share of Corporate Strategies Series A preferred stock, par value $0.001 per share.

      Third, the Company issued and delivered shares of its Series B convertible preferred stock ("Series B Preferred") to each holder of Corporate Strategies Class B common stock so that effectively upon conversion of the Series B Preferred into common shares, the common shares issued upon conversion shall be equal to ninety-five percent (95%) of the issued and outstanding stock of the Company (calculated on a fully diluted basis as of the date of the Merger, following the issuance of all the Merger Consideration (as such term is defined in the Agreement) and after giving effect to such conversion, but not including any shares of Common Stock issuable upon conversion of any then outstanding Company convertible debentures). Therefore, the Merger Consideration for the Common Stock, Series C Preferred and Series B Preferred was the Corporate Strategies Class A common, Series A preferred and Class B common, respectively. The number of shares issued to the Shareholders in connection with the Merger was based upon a determination by the Company's Board of Directors (the "Board") that the transaction was in the best interest of the Company and its shareholders.

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES.

      See Item 1.01 above.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

      Pursuant to the Agreement (see Item 1.01 above), Mr. George D. Kanakis has resigned as the sole officer of the Company, effective August 31, 2005. Mr. Timothy J. Connolly and Mr. A.P. Shukis have replaced him as Chief Executive Officer and as Chief Financial Officer, respectively. Messrs. Kanakis and Gary
H. Giannantonio have resigned as the Company's directors. Mr. Fred S. Zeidman has been appointed as the Company's new Chairman and Mr. Connolly has been appointed as the new Vice Chairman of the Board. These changes to the Board became effective on October 27, 2005, or ten (10) days following the Record Date as set forth in that certain Information Statement on Schedule 14-F/A, as filed with the U.S. Securities and Exchange Commission on October 17, 2005.


ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

      (a)   Provided herewith.

      (b)   Provided herewith.

      (c)   Exhibit No. Description:


EXHIBIT        DESCRIPTION
------------   ------------------------------------
Exhibit 99.1   Merger Agreement, dated August 31,       Incorporated by reference to
               2005, by and among NuWave                Exhibit 99.1 to the Company's original
               Technologies, Inc., Strategies           Current Report on Form 8-K as filed
               Acquisition Corp., Corporate             with the U.S. Secretary and Exchange
               Strategies Inc. and the Shareholders     Commission on September 8, 2005
               listed therein

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      NUWAVE TECHNOLOGIES, INC.

Date:    November 14, 2005            By: /s/ Timothy J. Connolly
                                         -----------------------------
                                      Name:  Timothy J. Connolly
                                      Title: Chief Executive Officer

ITEM 9.01(A):

                           CORPORATE STRATEGIES, INC.

                              FINANCIAL STATEMENTS

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
AUDITED CONSOLIDATED FINANCIAL STATEMENTS:
--------------------------------------------------------------------------------

Report of Independent Registered Public Accounting Firm                      F-2

Consolidated Balance Sheet as of December 31, 2004                           F-3

Consolidated Statements of Operations
  For the Years Ended December 31, 2004 and 2003                             F-4

Consolidated Statements of Changes in Shareholders' Equity
  For the Years Ended December 31, 2004 and 2003                             F-5

Consolidated Statements of Cash Flows
  For the Years Ended December 31, 2004 and 2003                             F-6

Notes to the Consolidated Financial Statements                               F-7

INTERIM UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS:
--------------------------------------------------------------------------------

Unaudited Consolidated Balance Sheet as June 30, 2005                       F-21

Unaudited Consolidated Statements of Operations
  For the Six Months Ended June 30, 2005 and June 30, 2004                  F-22

Unaudited Consolidated Statements of Cash Flows
  For the Six Months Ended June 30, 2005 and June 30, 2004                  F-23

Notes to the Unaudited Consolidated Financial Statements                    F-24

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FRIM

To the Shareholders
Corporate Strategies, Inc. and Subsidiaries
Houston, Texas

We have audited the accompanying consolidated balance sheet of Corporate Strategies, Inc. and Subsidiaries as of December 31, 2004 and the related statements of operations, shareholders' equity, and cash flows for the years ended December 31, 2004 and 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the over-all financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects the financial position of Corporate Strategies, Inc. and Subsidiaries as of December 31, 2004, and the results of its operations and its cash flows for the years ended December 31, 2004 and 2003 in conformity with accounting principles generally accepted in the United States of America.


Thomas Leger & Co., L.L.P.

April 18, 2005
Houston, Texas

                   CORPORATE STRATEGIES, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 2004

                                     ASSETS

CURRENT ASSETS
Cash and cash equivalents                                                         $   391,143
Purchased accounts receivable                                                         581,274
Other accounts receivable                                                              72,403
Minimum lease payments receivable                                                     129,468
Notes receivable                                                                       88,489
Investment in marketable securities                                                   841,676
Deferred expenses                                                                      96,959
Prepaid expense                                                                        45,919
                                                                                  -----------
Total current assets                                                                2,247,331
                                                                                  -----------
NONCURRENT ASSETS
   Minimum lease payments receivable                                                  269,726
   Deferred expenses                                                                   42,312
   Investments                                                                         14,819
   Intangible assets, net                                                              33,367
   Fixed assets, net                                                                   65,032
                                                                                  -----------
   Total noncurrent assets                                                            425,256
                                                                                  -----------
TOTAL ASSETS                                                                      $ 2,672,587
                                                                                  ===========
                      LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
   Notes payable                                                                  $   163,346
   Accounts payable                                                                   204,863
   Accrued liabilities                                                                 76,458
   Margin loans                                                                       392,891
   Unearned income                                                                     70,499
   Current tax liability                                                               14,055
   Deferred tax liability                                                              90,523
   Due to clients                                                                      21,461
                                                                                  -----------
   Total current liabilities                                                        1,034,096
                                                                                  -----------
NONCURRENT LIABILITIES
   Convertible debentures                                                           1,300,000
   Unearned income                                                                     68,620
   Deferred tax liability                                                              15,171
                                                                                  -----------
   Total noncurrent liabilities                                                     1,383,791
                                                                                  -----------
   Minority interest                                                                       --
                                                                                  -----------
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY
   Preferred Stock, par value $.001, 1,000,000 shares authorized Series A
          Preferred stock; liquidation preference of $898,500
         redeemable at $1,500 per share at Company option, cumulative dividends of $120.00 per share per year, non-voting,
          par value $.001, 1,000 shares authorized, 599 shares issued
          and outstanding                                                                   1
   Common stock
Class A, par value $.001, 145,000,000 shares authorized, 14,880,000
   shares issued and outstanding                                                       14,880
Class B, par value $.001, 55,000,000 shares authorized, 51,750,000
   shares issued and outstanding                                                       51,750
   Additional paid-in capital                                                       1,066,302
   Retained deficit                                                                  (878,233)
                                                                                  -----------
   Total shareholders' equity                                                         254,700
                                                                                  -----------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                        $ 2,672,587
                                                                                  ===========

                     The accompanying notes are an integral
                part of these consolidated financial statements.

                   CORPORATE STRATEGIES, INC. AND SUBSIDIARIES
            CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEARS ENDED
                           DECEMBER 31, 2004 AND 2003

                                                        2004            2003
                                                   ------------    ------------
REVENUE
  Commission income                                $  1,158,589    $    705,033
  Discount income                                       185,226         284,263
  Consulting revenue                                    153,270           3,540
  Marketable securities gain                            310,049         719,126
  Other income                                          140,838          42,110
                                                   ------------    ------------
    Total revenue                                     1,947,972       1,754,072
                                                   ------------    ------------

GENERAL AND ADMINISTRATIVE EXPENSES
  Salaries and benefits                                 450,313         359,624
  Commission and loan processing                        723,221         320,322
  Advertising                                           164,732         311,899
  Business development, travel and entertainment        100,855          86,476
  Rent                                                   62,426          20,360
  Depreciation and amortization                          32,329          22,124
  Professional fees                                     319,855         108,193
  Bad debt                                              388,000         154,828
  Other                                                 246,350         112,117
                                                   ------------    ------------
    Total general and administrative expenses         2,488,081       1,495,943
                                                   ------------    ------------

OTHER (INCOME) EXPENSE
  Minority interest                                     (16,230)          4,480
  Interest expense                                      370,894          49,054
  Interest income                                       (36,433)         (8,240)
                                                   ------------    ------------
    Total other expense                                 318,231          45,294
                                                   ------------    ------------
  Income (loss) before income tax                      (858,340)        212,835
                                                   ------------    ------------

INCOME TAX PROVISION
  Current income tax expense                             10,000          38,474
  Deferred income tax expense                            33,807          42,207
                                                   ------------    ------------
    Total income tax provision (benefit)                 43,807          80,681
                                                   ------------    ------------
NET INCOME (LOSS)                                      (902,147)        132,154
                                                   ------------    ------------
  Preferred dividends paid                               72,086          80,278
                                                   ------------    ------------
INCOME (LOSS) APPLICABLE TO COMMON SHARES          $   (974,233)   $     51,876
                                                   ------------    ------------
  Basic and diluted income (loss) per share        $      (0.02)   $       0.00
                                                   ============    ============

  Basic and diluted average shares outstanding       57,736,557      45,000,000
                                                   ============    ============

                   CORPORATE STRATEGIES, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENT OF CHANGES
                             IN SHAREHOLDERS' EQUITY
                     YEARS ENDED DECEMBER 31, 2004 AND 2003


                                   Preferred Stock             Common Stock        Additional     Retained         Total
                                 ---------------------   -----------------------     Paid-in      Earnings     Shareholders'
                                 Shares       Amount       Shares       Amount       Capital      (Deficit)       Equity
                                 -------    ----------   ----------   ----------   ----------    ----------    ------------
Balance,  December 31, 2002          766    $        1   45,000,000   $   45,000   $  628,788    $   44,124    $  717,913
                                 -------    ----------   ----------   ----------   ----------    ----------    ----------

Net income                          --            --           --           --           --         132,154       132,154

Preferred dividends paid            --            --           --           --           --         (80,278)      (80,278)
                                 -------    ----------   ----------   ----------   ----------    ----------    ----------
Balance,  December 31, 2003          766             1   45,000,000       45,000      628,788        96,000       769,789
                                 -------    ----------   ----------   ----------   ----------    ----------    ----------

Redemption of preferred
  stock                             (167)         --           --           --       (145,471)         --        (145,471)

Beneficial
  Conversion Feature                --            --           --           --        325,000          --         325,000

Issuance of common stock            --            --     21,630,000       21,630      257,985          --         279,615

Net loss                            --            --           --           --           --        (902,147)     (902,147)

Preferred dividends paid            --            --           --           --           --         (72,086)      (72,086)
                                 -------    ----------   ----------   ----------   ----------    ----------    ----------
Balance, December 31, 2004           599    $        1   66,630,000   $   66,630   $1,066,302    $ (878,233)   $  254,700
                                 =======    ==========   ==========   ==========   ==========    ==========    ==========

                   CORPORATE STRATEGIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

                                                                                             2004            2003
                                                                                          -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                                                       $  (902,147)   $   132,154
  Adjustment to reconcile net income (loss) to net cash provided by (used in) operating activities:
    Depreciation and amortization                                                              32,329         22,124
    Amortization of deferred expenses                                                          54,646           --
    Bad debts                                                                                 388,000        182,987
    Impairment of investment                                                                     --           20,650
    Minority interest                                                                         (16,230)         4,480
    Non cash interest expense                                                                 325,000           --
    Non cash revenues                                                                          (6,653)          --
    Non cash expense for redemption of preferred stock                                         75,529           --
    Non cash deferred taxes                                                                    33,807           --
    (Increase) decrease in assets:
      Purchased accounts receivable                                                          (262,001)       356,775
      Other accounts receivable                                                               (87,903)       (90,311)
      Notes receivable                                                                        (80,913)       123,805
      Deferred expenses                                                                       (28,917)          --
      Prepaid and other                                                                       (17,683)        15,095
      Investment in marketable securities                                                    (684,693)      (385,698)
    Increase (decrease) in liabilities:
      Accounts payable                                                                        (51,363)        37,412
      Accrued liabilities                                                                      31,064         19,702
      Margin loans                                                                            392,891           --
      Current tax liability                                                                   (30,945)        87,207
      Due to clients                                                                          (62,996)       (25,646)
      Deferred revenue                                                                           --           (8,563)
                                                                                          -----------    -----------
        Net cash provided by (used in) operating activities                                  (899,178)       492,173
                                                                                          -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of fixed assets                                                                   (78,392)       (41,784)
  Purchase of minimum lease payments receivable                                              (253,422)          --
  Purchase of debentures                                                                      (86,285)          --
  Redemption (purchase) of investments                                                          1,181        (16,000)
                                                                                          -----------    -----------
      Net cash used in investing activities                                                  (416,918)       (57,784)
                                                                                          -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from note payable                                                                  279,352      2,310,994
  Principal payments on note payable                                                         (215,006)    (2,370,994)
  Net proceeds from sale of convertible debentures                                          1,135,000           --
  Net proceeds from issuance of common stock                                                  270,000           --
  Purchase of stock from minority interest                                                     (7,500)          --
  Proceeds from issuance of stock to minority interest                                         10,917          1,666
  Preferred dividends paid                                                                    (72,086)       (80,278)
                                                                                          -----------    -----------
      Net cash provided by (used in) financing activities                                   1,400,677       (138,612)
                                                                                          -----------    -----------
NET INCREASE IN CASH AND CASH EQUIVALENTS                                                      84,581        295,777
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                                                  306,562         10,785
                                                                                          -----------    -----------
CASH AND CASH EQUIVALENTS, END OF YEAR                                                    $   391,143    $   306,562
                                                                                          ===========    ===========
SUPPLEMENTAL INFORMATION
  Interest paid                                                                           $    44,916    $    55,187
  Taxes paid                                                                                   40,945            474
  Redemption of preferred stock:
    Decrease in accounts receivable                                                          (221,000)          --
    Decrease in paid-in capital                                                               145,471           --
  Decrease in paid-in capital:
    For change in par value                                                                    10,300           --
    For cost of registration statement and issuance of common stock                            85,714           --
  Increase in paid-in-capital
    Beneficial conversion feature                                                             325,000           --
  Increase in minority interest                                                                17,584          6,146
  Increase in deferred expenses                                                               165,000           --
  Marketable securities exchanged for debentures                                              248,715           --
  Common stock issued for services                                                             19,800           --

                           CORPORATE STRATEGIES, INC.
                       NOTES TO THE FINANCIAL STATEMENTS
                               DECEMBER 31, 2004

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS AND ORGANIZATION

Corporate Strategies, Inc. (the "Company"), was organized on January 10, 1996 as a Texas limited liability company ("LLC") and began its current operations during 2001. Effective April 1, 2002, the Company incorporated in Delaware with the former members of the Texas limited liability company owning the same equity interest in the Company. As such, the financial statements of the Company are prepared as if the corporation was in existence from inception. The Company is a merchant bank, operating primarily in Texas, that purchases receivables with recourse, and provides strategic consulting and other fee-based corporate finance services, which may include direct investment in clients. Generally, the Company will realize gains or losses on these direct investments in accordance with market demands.

On February 18, 2003, the Company formed Aim American Mortgage, Inc. ("Aim"), incorporated in Texas, for the purpose of engaging in mortgage brokerage activities. The Company owns 85% of Aim. Aim has a buy-sell agreement with the minority interest shareholders. The consolidated financial statements of the Company include the results of the operations of Aim for the period from February 18, 2003 (inception) to December 31, 2003. Aim has been engaged as a mortgage broker involved in the process of originating non-government insured loans in Texas.

On April 23, 2004, Aim formed Aim American Home Loans, Inc. ("AAHL"), incorporated in Texas, for the purpose of engaging in mortgage brokerage activities in the sub-prime loan market. Aim owns 100% of AAHL. The consolidated financial statements of the Company include the results of the operations of AAHL for the period from April 23, 2004 (inception) to December 31, 2004. AAHL has been engaged as a mortgage broker involved in the process of brokering non-government insured loans in Texas.

On October 22, 2004, the Company formed CSI Business Finance, Inc. ("CSIBF"), incorporated in Texas, for the purpose of engaging in equipment leasing activities. The consolidated financial statements of the Company include the results of operations of CSIBF for the period from October 22, 2004 (inception) to December 31, 2004. CSIBF finances equipment leases for companies, primarily in Texas. CSIBF is a wholly-owned subsidiary of the Company.

CONSOLIDATION AND PRESENTATIONS

The accompanying  consolidated  financial statements include the accounts of the
Company  and  its  subsidiaries.   All  significant  intercompany  balances  and
transactions have been eliminated.

                           CORPORATE STRATEGIES, INC.
                       NOTES TO THE FINANCIAL STATEMENTS
                               DECEMBER 31, 2004

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

REVENUE RECOGNITION AND FINANCE LEASE

The Company's revenue recognition policies are in compliance with Staff Accounting Bulletin 104. Revenue is recognized at the date a formal arrangement exists, the price is fixed or determinable, the delivery is complete, no other significant obligation of the Company exists and collectibility is reasonably assured.

Commission income from the brokering of loans is recognized when all of the services required to be performed for such revenues have been completed. Incremental direct costs include credit reports appraisal fees, document preparation fees, wire fees, filing fees, and commissions, are included in operating expenses, net of reimbursements.

Discount income from purchased receivable represents a percentage of the purchase invoice. The discount percentage earned is determined by the number of days the invoice is outstanding.

Consulting revenue is recognized as services are performed.

Marketable securities gains (losses) is the change in market value of the trading securities owned by the Company in accordance with Financial Accounting Standard 115 "Accounting for Certain Investments in Debt and Equity Securities."

Lease agreements, under which the Company recovers substantially all its investment from the minimum lease payments are accounted for as finance leases. At lease commencement, the Company records a minimum lease payment receivable and unearned lease income. The remaining unearned income is recognized as revenue over the term of receivables using the interest method.

At December, 2004, a summary of the installments due on minimum lease payments receivable is as follows:

                                2005   $129,468
                                2006    129,468
                                2007    129,468
                                2008     10,790
                                       --------
                                       $399,194
                                       ========

USE OF ESTIMATES

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

                           CORPORATE STRATEGIES, INC.
                       NOTES TO THE FINANCIAL STATEMENTS
                               DECEMBER 31, 2004

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CASH AND CASH EQUIVALENTS

For purposes of the consolidated statement of cash flows, the Company considers all short-term securities purchased with a maturity date of three months or less to be cash equivalents.

ACCOUNTS RECEIVABLE, OTHER

Accounts receivable, other, at December 31, 2004, are primarily receivables of proceeds from the sale of certain leases and receivables for commissions earned or loans closed in December, 2004. All of these receivables were collected subsequent to year end.

NOTES RECEIVABLE

In September 2004, the Company converted a $46,400 receivable from a major customer for consulting fees into a note receivable for $50,000. The note is being paid through deductions from the customers weekly factoring of accounts receivable. The note balance at December 31, 2004 is $19,100. The note was fully paid subsequent to year end.

On July 9, 2004, the Company entered into a promissory note with a customer for $61,000. The note accrues interest at 18% and was due October 31, 2004. On November 1, 2004 the parties executed an extension of the due date of the note to December 31, 2004 and the customer paid the interest due through November 1, 2004. On December 1, 2004 the Company verbally extended the due date to January 31, 2004. The note and accrued interest were paid in full on January 6, 2004.

COLLECTIBILITY OF ACCOUNTS AND NOTES RECEIVABLE

The accounts and notes receivable are reviewed monthly for aging and quarterly credit evaluation of the customer's financial condition to determine collectibility. write-offs or an increase in the allowance for doubtful accounts are made based on this evaluation. Based on the company's evaluation, no allowance for doubtful accounts is needed as of December 31, 2004.

The purchased accounts receivable has a liability on the Company's financial statements called "Due to Clients." This liability includes an amount which represents the difference between the face amount of the invoices purchased and the amount paid by the Company for the invoice. This amount effectively serves as an additional allowance for doubtful accounts since it can be used to offset the customer's uncollected purchased account receivable balances.

                           CORPORATE STRATEGIES, INC.
                       NOTES TO THE FINANCIAL STATEMENTS
                               DECEMBER 31, 2004

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

FIXED ASSETS

Fixed  assets  are  stated  at  cost.   Depreciation   is  computed   using  the
straight-line method over estimated useful lives of three to five years. Leasehold improvements are amortized on a straight-line basis over the shorter of the useful life of the improvement or the term of the lease.

When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized in operations for the period. The cost of maintenance and repairs is charged to expense as incurred; significant renewals and betterments are capitalized.

INCOME TAXES

The Company accounts for income taxes under SFAS No. 109, "Accounting for Income Taxes," which requires an asset and liability approach to financial accounting and reporting for income taxes. The difference between the financial statement and tax basis of assets and liabilities is determined annually. Deferred income taxes assets and liabilities are computed for those differences that have future tax consequences using the currently enacted tax laws and rates that apply to the periods in which they are expected to affect taxable income. Valuation allowances are established, if necessary, to reduce the deferred tax asset to the amount that will assure full realization. Income tax expense is the current tax payable or refundable for the period plus or minus the net change in the deferred tax assets and liabilities.

ADVERTISING

Advertising costs are expensed as incurred. Advertising expense was $164,732 and $311,899 for the years ended December 31, 2004 and 2003, respectively.

RECLASSIFICATIONS

The accompanying consolidated financial statements for prior years contain certain reclassifications to conform with current year presentation.

FAIR VALUE DISCLOSURE AT DECEMBER 31, 2004

The carrying value of cash, notes and accounts receivable, minimum lease payments receivable, accounts payable, margin loans, accrued liabilities and notes payable are reasonable estimates of their fair value because of short-term maturity.

                           CORPORATE STRATEGIES, INC.
                       NOTES TO THE FINANCIAL STATEMENTS
                               DECEMBER 31, 2004

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

NET LOSS PER SHARE

Basic income (loss) per share is computed by dividing the net income (loss) available to common shareholders by the weighted average of common shares outstanding during the year. Diluted per share amounts assume the conversion, exercise, or issuance of all potential common stock instruments unless the effect is anti-dilutive, thereby reducing the loss or increasing the income per share.

RECENT ACCOUNTING PRONOUNCEMENTS

In December 2004, the Financial Accounting Standards Board, or FASB, issued Statement of Financial Accounting Standards No. 123R "Share-Based Payment" (SFAS
123R). This statement revises SFAS No. 123, supercedes APB No. 25, and requires companies to recognize the cost of employee stock options and other awards of stock-based compensation based on the fair value of the award as of the grant date. Currently, this type of compensation expense is not reflected in the Company's consolidated statements of operations. The effective date of this pronouncement is as of the beginning of the first interim or annual period that begins after December 31, 2005. The Company does not believe that the adoption of SFAS No. 123 will have a material impact on its consolidated financial position, results of operations or cash flows.

In December 2004, the FASB published the following two final FASB Staff Positions, effective immediately. FAS 109-1, "Application of FASB Statement No. 109, Accounting for Income Taxes, to the Tax Deduction on Qualified Production Activities Provided by the American Jobs Creation Act of 2004," giving guidance on applying FASB Statement No. 109, Accounting for Income Taxes, to the tax deduction on qualified production activities provided by the American Jobs Creation Act of 2004. FAS 109-2 "Accounting and Disclosure Guidance for that Foreign Earnings Repatriation Provision within the American Jobs Creation Act of 2004" provides guidance on the Act's repatriation provision. The Company is in the process of reviewing the FAS 109-1 and FAS 109-2; however, at this time, the Company does not believe that the adoption of FAS 109-1 or FAS 109-2 will have a material impact on our consolidated financial position, results of operations or cash flows.

In November 2004, the FASB Emerging Issues Task Force, or EITF, reached a consensus in applying the conditions in Paragraph 42 of SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets, in Determining Whether to Report Discontinued Operations" (EITF 03-13). Evaluation of whether operations and cash flows have been eliminated depends on whether (1) continuing operations and cash flows are expected to be generated, and (2) the cash flows, based on their nature and significance, are considered direct or indirect. This consensus should be applied to a component that is either disposed of or classified as held for sale in fiscal periods beginning after December 15, 2004. The Company does not believe the adoption of EITF 03-13 will have a material impact on our consolidated financial position, results of operations or cash flows.

                           CORPORATE STRATEGIES, INC.
                       NOTES TO THE FINANCIAL STATEMENTS
                               DECEMBER 31, 2004

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In November 2004, the FASB issued SFAS No. 151, "Inventory Costs--An Amendment of ARB No. 43, Chapter 4" (SFAS No. 151). SFAS No. 151 amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Among other provisions, the new rule requires that items such as idle facility expense, excessive spoilage, double freight, and re-handling costs be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal" as stated in ARB No. 43. SFAS No. 151 is effective for fiscal years beginning after June 15, 2005 and is required to be adopted by us in the first quarter of fiscal 2006, beginning on January 1, 2006. The Company does not believe the adoption of SFAS No. 151 will have an impact on our consolidated financial position, results of operations and cash flows.

2. CONCENTRATIONS OF CREDIT RISK AND MAJOR CUSTOMERS

Financial instruments, which potentially subject the Company to concentrations of credit risk consist principally of cash, accounts and notes receivable and marketable securities. The Company maintains its cash accounts in a high quality FDIC insured bank in Texas and in money market brokerage accounts. The Company's accounts receivables consist of purchased receivables, minimum lease payments receivable and receivables for consulting from companies located in the United States. The Company performs ongoing credit evaluations of its customers' financial conditions to ensure collections and minimize losses. The Company reduces its credit risk relating to marketable securities through diversification of marketable securities held.

For the years ended December 31, 2004 and 2003, the Company had sales as a percent of annual revenues to the following customers:

                                         2004   2003
                                         ----   ----
                             Customer A   13%    8%
                             Customer B    0%    8%

No other customers accounted for more than 10% of revenue during the year.

                           CORPORATE STRATEGIES, INC.
                       NOTES TO THE FINANCIAL STATEMENTS
                               DECEMBER 31, 2004

2. CONCENTRATIONS OF CREDIT RISK AND MAJOR CUSTOMERS (CONTINUED)

The Company is a minority shareholder (less than 1%) in Customer A. Total revenues and rent reimbursement from Customer A was as follows:

                                                   2004       2003
                                                 --------   --------
            Consulting revenue                   $ 91,400   $   --
            Revenue from purchased receivables    160,371    140,038
            Rent reimbursement (Note 10)             --       28,400
                                                 --------   --------
            Total                                $251,771   $168,438
                                                 ========   ========

3. PURCHASED ACCOUNTS RECEIVABLE

The Company purchases accounts receivable balances from clients and typically pays less than the face value of the balance at the time a receivable is purchased. Any amounts collected by the Company in excess of the amounts paid for the purchased accounts receivable less fees earned and required reserves are remitted to client. Such excess amounts may be applied to offset uncollected account balances. Any remaining excess amounts are recorded in the balance sheet as due to clients.

4. FIXED ASSETS

Fixed assets consisted of the following at December 31, 2004:

                    Computer equipment              $ 69,707
                    Furniture and fixtures            45,153
                    Leasehold improvements            15,696
                    Other                              5,000
                                                    --------
                                                     135,556

                    Less accumulated depreciation     70,524
                                                    --------
                    Fixed assets, net               $ 65,032
                                                    ========

Depreciation expense for the years ended December 31, 2004 and 2003 was $31,376 and $22,124, respectively.

5. INTANGIBLE ASSETS

In November 2004, the Company purchased from an existing leasing company its client list and the residual value in certain leases for $57,500. The leases were sold in January 2005 for approximately $23,000 which was the value assigned to the leases at December 31, 2004. The remaining purchase price of $34,320 was assigned to the client list. This intangible asset is being amortized over its estimated useful life of three years. The amortization expense and reserve for amortization at December 31, 2004 is $953. Amortization for the years ended December 31, 2005, 2006 and 2007 will be $11,436, $11,436 and $10,495, respectively.

                           CORPORATE STRATEGIES, INC.
                       NOTES TO THE FINANCIAL STATEMENTS
                               DECEMBER 31, 2004

6. INVESTMENT IN MARKETABLE SECURITIES

Investments in marketable securities primarily include shares of common stock in various companies. The investments are considered trading securities, and accordingly any changes in market value are reflected in the consolidated statement of operations. At December 31, 2004 and 2003, the Company had unrealized losses of $25,319 and $1,490, respectively, related to marketable securities held on those dates. These unrealized losses are included in the consolidated statements of operations for the respective years.

7. INVESTMENTS AND DEBENTURES

Investments include shares of common stock in companies which do not have a readily determinable fair market value and are accounted for using the cost method. Once a quarter, the financial statements, operations and any other information needed to evaluate these investments are reviewed to determine if an impairment needs to be recorded.

On October 14, 2004, the Company exchanged cash and common stock in a publicly traded company for a two (2) year $335,000 12% convertible debenture in another publicly traded company. The debenture was valued at the market value of the common stock exchanged. At December 31, 2004, the Company determined that the debenture was impaired and a reserve was established for $335,000. The Company has not accrued any interest on this debenture and has recorded the impairment in bad debt expense.

8. NOTES PAYABLE

On November 20, 2002, the Company obtained an unsecured revolving line of credit of $100,000 at prime plus 2% with an open maturity date. At December 31, 2004, the prime rate was 5.25% and amount borrowed was $89,537. At December 31, 2004, all payments under the terms of the note were current.

The Company has a $1,000,000 re-factoring facility with a bank which has an outstanding balance of $96,782 at December 31, 2004 and is secured by certain assets of the Company. The bank maintains a cash account in the Company's name representing the difference between invoices sold to the bank and the amount loaned by the bank on those invoices. The balance in this account at December 31, 2004 was $22,974. The Company has no authority over this account and the bank has the right to offset this amount against the re-factoring facility. As such, the Company records its obligation to the bank net of this account. The Company pays the lender 1% of the face value of invoices sold to the lender under this facility. In addition, the Company pays an additional 3/4% of 1% on invoices outstanding at the end of the month following the month of sale. The bank has the right to reassign to the Company any invoices not collected within ninety (90) days and look to the Company for any balances outstanding. The facility matured on March 13, 2005, was extended to April 30, 2005 and may be terminated before then by either party giving sixty (60) days written notice. This facility is guaranteed by two (2) shareholders of the Company.

9.  CONVERTIBLE DEBENTURES

On May 6, 2004, the Company entered into a Security Purchase Agreement with Cornell Capital Partners, LP ("Cornell") for the sale of $1,200,000 of 5% Secured Convertible Debentures. The debentures, along with unpaid interest are convertible, at the option of the holder, into Class A common stock at a conversion price equal to the lesser of 120% of the initial bid price of the common stock or 80% of the closing bid price as listed on a principal market. On the second anniversary date of issuance, the Company has the option of paying all the unpaid principal and accrued interest on the unconverted debentures or converting the debentures into common stock. The Company also has the right to redeem the debentures, in whole or part, at any time for 120% of the face amount of the debentures plus accrued interest. The debentures are secured by certain of the Company's assets. At closing $400,000 of the debentures were issued and funded. The second $400,000 was funded in September, 2004. The final $400,000 was funded in April, 2005.

                           CORPORATE STRATEGIES, INC.
                       NOTES TO THE FINANCIAL STATEMENTS
                               DECEMBER 31, 2004

9.  CONVERTIBLE DEBENTURES (CONTINUED)

On June 30, 2004, the Company terminated a standby Equity Distribution Agreement dated May 6, 2004 and entered into a new Standby Equity Distribution Agreement for the sale of up to $25,000,000 of the Company's Class A Common Stock. For a period of two years commencing after the effective date of a registration statement registering the resale of the common stock and for as long as the Registration Statement continues to be effective, the Company can request periodic purchases of up to $600,000 of the committed amount. The purchase price of the stock will be 98% of the volume weighted average price of the common stock for five consecutive trading days following the purchase request. The
Company pays a fee of 5% of each requested purchase amount to Cornell. The Company also issued Cornell and others 3,780,000 shares of Class A Common Stock for services rendered pursuant to the agreements.

On June 29, 2004, the Company entered into an agreement with iVoice, Inc. for the sale of $500,000 of 5% Secured Convertible Debentures. Proceeds were received and the debentures issued at the closing date. The redemption and convertibility terms are identical with the securities discussed in the first paragraph above.

In accordance with EITF 98-5 "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios", the conversion feature on the above debentures which are convertible at date of issuance was accounted for as a beneficial conversion feature and is calculated at its intrinsic value at the commitment date. The proceeds from issuance of the convertible debt were reduced by the intrinsic value of $325,000 which is allocated to additional paid-in capital. Because the debt is convertible at the date of issuance, the debt discount is charged to interest expense at the date of issuance.

10. COMMITMENTS AND CONTINGENCIES

LEASES

The Company leases its office space under an operating lease which expires in March, 2006. Rental expense under this operating lease aggregated $62,426 and $51,466 for the years ended December 31, 2004 and 2003, respectively. The rent for 2003 was offset by rent reimbursement of $28,400 received from a client that was leasing space from the Company on a month-to-month basis. Effective February 10, 2005, the Company entered into a second five year lease in a separate building and moved the Company's headquarters there with AIM remaining in the previous space. Future minimum payments under non-cancelable operating leases with initial or remaining terms of one year or more consist of the following at December 31, 2004:

                           CORPORATE STRATEGIES, INC.
                       NOTES TO THE FINANCIAL STATEMENTS
                               DECEMBER 31, 2004

10. COMMITMENTS AND CONTINGENCIES (CONTINUED)

                                         Operating
                                          Leases
                                         --------
                             2005        $120,765
                             2006          84,652
                             2007          73,591
                             2008          74,032
                             2009          74,032
                             2010           8,058
                                         --------
     Total Minimum Lease Payments        $425,130
                                         ========

In connection with the brokerage of loans, the Company is required to make customary representations and warranties regarding the Company and the loans. The Company may be subject to these representations and warranties for the life of the loans and they relate to, among other things: compliance with laws; regulations and underwriting standards; the accuracy of information in the loan documents and loan files; and the characteristics and enforceability of the loans. If the loan is closed before the Company detects non-compliance with these requirements, the Company may be obligated to indemnify the purchaser against that loss. The Company believes they have qualified personnel and have established controls to help ensure that all loans will be originated to the market's requirements; however, the Company cannot provide any assurance that the Company will succeed in doing so. The Company does not believe an allowance for defective loan losses is necessary at this time, however, an allowance will be provided when the Company determines one is necessary.

11. SHAREHOLDERS' EQUITY

COMMON STOCK

On May 4, 2004 the Company changed the par value of its common stock from $1.00 to $.001 per share and increased the number of authorized shares to 200,000,000 consisting of 145,000,000 shares of Class A common stock and 55,000,000 shares of Class B common stock. The terms and rights of Class A Common Stock are identical in all respects, except that (1) each share of Class A Common Stock shall be entitled to one vote on all matters, and (2) each share of Class B Common Stock shall be entitled to ten votes on all matters. Any share of Class B Common Stock that is sold in an open market transaction shall automatically convert upon such transfer into one share of Class A Common Stock. Any share of Class B Common Stock that is transferred by gift or in a private transaction (as opposed to an open market transaction) shall retain its status as a share of Class B Common Stock unless and until such share is transferred in an open market transaction.

                           CORPORATE STRATEGIES, INC.
                       NOTES TO THE FINANCIAL STATEMENTS
                               DECEMBER 31, 2004

11. SHAREHOLDERS' EQUITY (CONTINUED)

Effective May 4, 2004, the Company effected a 45,000 to 1 stock split and in August 2004 effected a 3 to 1 stock split. All prior share amounts have been retroactively adjusted to reflect this change.

On March 31, 2004, 6,750,000 shares of common stock were sold to an original shareholder for $150.

On June 29, 2004, the Company entered into an agreement with iVoice, Inc. for the sale of 7,500,000 shares of the Company's Class A common stock for $250,000. During July and August 2004, the Company sold 3,000,000 shares of the Company's Class A common stock to ten (10) private investors for $100,000. In October 2004, the Company issued 600,000 shares of the Company's Class A common stock valued at $19,800 for services for the period October 1, 2004 through September 30, 2005.

SERIES A PREFERRED STOCK

On May 4, 2004, the Company increased the authorized to 1,000,000 shares of $.001 par value preferred stock. The Company has authorized 1,000 shares of Series A preferred stock of which 599 shares are outstanding. The Series A are entitled to a cumulative dividend of $120 per year, to a liquidation preference of $1,500 per share plus any accrued but unpaid dividends and is non-voting. In addition, at the option of the Company, each share can be redeemed at a price of $1,500 per share, plus any accrued and unpaid dividends.

During 2004 and 2003, the Company paid preferred stock dividends in the amount of $72,083 and $80,278, respectively. The preferred stock shareholders are also common stock shareholders.

12. RELATED PARTY TRANSACTIONS

EMPLOYEE NOTE RECEIVABLE

On October 26, 2004, the Company entered into a promissory note receivable of $7,500 with an employee of the Company. On December 10, 2004, the Company entered into a promissory note receivable of $5,500 with the same employee. The notes accrue interest at 18% and are payable to the Company in full on January 31, 2005 and February 28, 2005, respectively. The note is secured by the commissions earned by the employee. At December 31, 2004 the amount of the notes receivable was $8,389. The notes were paid in full subsequent to year end.

                           CORPORATE STRATEGIES, INC.
                       NOTES TO THE FINANCIAL STATEMENTS
                               DECEMBER 31, 2004

12. RELATED PARTY TRANSACTIONS (CONTINUED)

EMPLOYMENT CONTRACT

On September 1, 2004, the Company entered into a five year employment agreement, effective June 1, 2004 with Tim Connolly, Chief Executive Officer and Chairman of the Board. The agreement has a renewal provision, provides for an annual salary and bonus upon attaining certain performance criteria set by the board of directors. The agreement also provides certain anti-dilution provisions in return for an extension of lock-up of the Chief Executive Officer's shares until December 31, 2007 and for certain other fringe benefits.

13. INCOME TAXES

The following table sets forth a reconciliation of the statutory federal income tax for the year ended December 31, 2004 and 2003:

                                                          2004           2003
                                                       ---------      ---------

Income before taxes                                    $(902,147)     $ 212,835
                                                       =========      =========

Income tax computed at statutory rates                 $(306,730)     $  72,364
Permanent differences, nondeductible expenses            139,107          8,461
Increase in valuation allowance                          113,900           --
Increase in deferred liability                            13,807           --
Other                                                     29,916           (144)
                                                       ---------      ---------
Tax Liability                                          $ (10,000)     $  80,681
                                                       =========      =========

The Company files a consolidated tax return with its subsidiaries.

                           CORPORATE STRATEGIES, INC.
                       NOTES TO THE FINANCIAL STATEMENTS
                               DECEMBER 31, 2004

13. INCOME TAXES (CONTINUED)

DEFERRED INCOME TAXES

The tax effects of the temporary differences between financial statement income and taxable income are recognized as a deferred tax asset and liability. Significant components of the deferred tax asset and liability as of December 31, 2004 is set out below:

DEFERRED TAX ASSET
Conversion to cash basis for tax reporting purposes                   $  29,262
Impairment expense                                                      113,900
Valuation allowance                                                    (113,900)
                                                                      ---------
   Deferred tax asset                                                    29,262

DEFERRED TAX LIABILITY
Fixed asset tax basis difference                                         15,171
Unrealized gain on security transaction                                 119,785
                                                                      ---------
Deferred tax liability                                                  134,956
                                                                      ---------

Net deferred tax liability                                            $ 105,694
                                                                      =========

14. SEGMENT REPORTING

The Company has three segments: mortgage brokerage, through its 85% owned subsidiary, Aim American Mortgage, Inc., and subsidiary, which originates non-government insured loans in Texas, equipment leasing, through its wholly owned subsidiary, CSI Business Finance, Inc. and merchant banking. As a merchant banker, the Company purchases receivables with recourse, makes secured loans to small businesses, provides strategic consulting and other fee based corporate finance services, and makes investments which may include direct investments in clients.

The Company evaluates segment performance and allocates resources based on several factors, of which revenue and income before federal income tax are the primary financial measures. The accounting policies of the reportable segments are the same as those described in the footnote entitled "Summary of Significant Accounting Policies" of the Notes to the Consolidated Financial Statements.

                           CORPORATE STRATEGIES, INC.
                       NOTES TO THE FINANCIAL STATEMENTS
                               DECEMBER 31, 2004

14. SEGMENT REPORTING (CONTINUED)

The Company's operations are conducted in the United States.

                                   MORTGAGE      EQUIPMENT      MERCHANT
                                  BROKERAGE (1)  LEASING (2)     BANKING        TOTAL
                                  ------------   -----------   -----------   -----------
Year ended December 31, 2003

Revenue                           $   705,033    $      --     $ 1,049,039   $ 1,754,072
Interest expense/(income)                (582)          --          41,396        40,814
Income before income tax               34,899           --         177,936       212,835
Segment assets                        591,242           --         603,157     1,194,399
Additions to long-term assets          34,029           --           7,755        41,784
Depreciation                            6,161           --          15,963        22,124

YEAR ENDED DECEMBER 31, 2004

Revenue                           $ 1,145,025    $     6,653   $   796,294   $ 1,947,972
Interest expense/(income)              (8,654)          --         343,115       334,461
Income (Loss) before income tax      (233,078)         2,875      (628,137)     (858,340)
Segment assets                        412,855        338,223     1,921,509     2,672,587
Additions to long-term assets          34,391         34,320         9,681        78,392
Depreciation and Amortization          17,400            953        13,976        32,329

(1) Amounts presented for December 31, 2003 are for the period from February 18, 2003 (inception) to December 31, 2003.
(2) Amounts presented for December 31, 2004 are for the period from October 22, 2004 (inception) to December 31, 2004

                   CORPORATE STRATEGIES, INC. AND SUBSIDIARIES
                      UNAUDITED CONSOLIDATED BALANCE SHEET
                                  JUNE 30, 2005

                                                        ASSETS
CURRENT ASSETS
  Cash and cash equivalents                                                                               $   656,024
  Purchased accounts receivable                                                                                23,560
  Accounts receivable-shareholder                                                                              55,112
  Other accounts receivable                                                                                    65,850
  Minimum lease payments receivable                                                                           152,854
  Notes receivable                                                                                            157,000
  Investment in marketable securities                                                                         583,303
  Deferred expenses                                                                                           130,907
  Prepaid expense                                                                                             119,635
                                                                                                          -----------
    Total current assets                                                                                    1,944,245
                                                                                                          -----------
NONCURRENT ASSETS
  Minimum lease payments receivable                                                                           215,783
  Deferred expenses                                                                                            29,375
  Investments                                                                                                  14,819
  Intangible assets, net                                                                                       27,647
  Fixed assets, net                                                                                           135,873
                                                                                                          -----------
    Total noncurrent assets                                                                                   423,497
                                                                                                          -----------

    TOTAL ASSETS                                                                                          $ 2,367,742
                                                                                                          ===========
                                        LIABILITIES AND SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES
  Notes payable                                                                                           $    89,537
  Accounts payable                                                                                            205,555
  Accrued liabilities                                                                                         112,574
  Unearned income                                                                                              65,783
  Current tax liability                                                                                        14,055
  Deferred tax liability                                                                                      137,264
  Due to clients                                                                                               59,920
                                                                                                          -----------
    Total current liabilities                                                                                 684,688
                                                                                                          -----------
NONCURRENT LIABILITIES
  Convertible debentures                                                                                    1,700,000
  Unearned income                                                                                              41,005
  Deferred tax liability                                                                                       29,637
                                                                                                          -----------
    Total noncurrent liabilities                                                                            1,770,642
                                                                                                          -----------
    Minority interest                                                                                            --
                                                                                                          -----------

COMMITMENTS AND CONTINGENCIES
  SHAREHOLDERS' DEFICIT
    Preferred Stock, par value $.001, 1,000,000 shares authorized
      Series A Preferred stock; liquidation preference of $855,000 redeemable at $1,500 per share at
        Company option, cumulative dividends of $120.00 per share per year, non-voting, par value
        $.001, 1,000 shares authorized, 570 shares issued and outstanding                                           1
    Common stock
      Class A, par value $.001, 145,000,000 shares authorized, 39,880,000 shares issued and outstanding        39,880
      Class B, par value $.001, 55,000,000 shares authorized, 43,416,667 shares issued and outstanding         43,417
      Additional paid-in capital                                                                            1,124,298
    Retained deficit                                                                                       (1,295,184)
                                                                                                          -----------
        Total shareholders' deficit                                                                           (87,588)
                                                                                                          -----------
TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT                                                               $ 2,367,742
                                                                                                          ===========

                   CORPORATE STRATEGIES, INC. AND SUBSIDIARIES
                 UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
                 FOR THE SIX MONTHS ENDED JUNE 30, 2005 AND 2004

                                                       2005            2004
                                                   ------------    ------------
REVENUE
  Commission income                                $    599,269    $    584,058
  Discount income                                        98,608          72,623
  Consulting revenue                                    117,000            --
  Marketable securities gain                            194,564          62,718
  Other income                                           89,159          64,270
                                                   ------------    ------------
    Total revenue                                     1,098,600         783,669
                                                   ------------    ------------

GENERAL AND ADMINISTRATIVE EXPENSES
  Salaries and benefits                                 360,165         261,876
  Commission and loan processing                        374,539         305,704
  Advertising                                            89,537          73,172
  Business development, travel and entertainment         82,044          33,406
  Rent                                                   66,490          30,628
  Depreciation and amortization                          27,642          15,144
  Professional fees                                     172,710          97,996
  Other                                                 161,890         116,672
                                                   ------------    ------------
    Total general and administrative expenses         1,335,017         934,598
                                                   ------------    ------------

OTHER (INCOME) EXPENSE
  Minority interest                                        (750)        (17,308)
  Interest expense                                      142,067          12,124
  Other income                                          (46,517)           --
  Interest income                                        (5,533)         (4,040)
                                                   ------------    ------------
    Total other (income) expense                         89,267          (9,224)
                                                   ------------    ------------

    Loss before income tax                             (325,684)       (141,705)
                                                   ------------    ------------

INCOME TAX PROVISION
  Current income tax expense (benefit)                     --              --
  Deferred income tax expense (benefit)                  61,207         (35,229)
                                                   ------------    ------------
    Total income tax provision (benefit)                 61,207         (35,229)
                                                   ------------    ------------

NET LOSS                                               (386,891)       (106,476)

  Preferred dividends paid                               30,060          38,306
                                                   ------------    ------------

LOSS APPLICABLE TO COMMON SHARES                   $   (416,951)   $   (144,782)
                                                   ============    ============

Basic and diluted loss per share                   $      (0.01)   $      (0.00)
                                                   ============    ============

Basic and diluted average shares outstanding         66,630,000      49,438,516
                                                   ============    ============

                   CORPORATE STRATEGIES, INC. AND SUBSIDIARIES
                 UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE SIX MONTHS ENDED JUNE 30, 2005 AND 2004

                                                                                             2005           2004
                                                                                          -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                                                $  (386,891)   $  (106,476)
  Adjustment to reconcile net loss to net cash provided by (used in) operating activities:
    Depreciation and amortization                                                              27,642         15,144
    Amortization of deferred expenses                                                          56,604           --
    Minority interest                                                                            --          (17,308)
    Non-cash interest expense                                                                 100,000           --
    Non-cash expense for redemption of preferred stock                                         18,163           --
    Non-cash deferred taxes                                                                    61,207           --
    (Increase) decrease in assets:
      Purchased accounts receivable                                                           557,714        (19,252)
      Other accounts receivable                                                                 6,553       (115,715)
      Accounts receivable-shareholder                                                         (55,112)        37,500
      Minimum lease payments receivable                                                        64,573           --
      Notes receivable                                                                        (69,261)       (19,464)
      Deferred expenses                                                                       (12,615)          --
      Prepaid and other                                                                       (73,716)       (36,125)
      Investment in marketable securities                                                     258,373        216,621
      Deferred expenses                                                                          --          (28,085)
    Increase (decrease) in liabilities:
      Accounts payable                                                                        (42,808)        43,634
      Accrued liabilities                                                                      36,116        (37,499)
      Margin loans                                                                           (392,891)          --
      Current tax liability                                                                      --          (35,229)
      Due to clients                                                                           38,459        (33,979)
      Unearned income                                                                         (41,310)          --
                                                                                          -----------    -----------
        Net cash provided by (used in) operating activities                                   150,800       (136,233)
                                                                                          -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of fixed assets                                                                   (92,763)       (18,730)
  Purchase of minimum lease payments receivable                                               (25,037)          --
                                                                                          -----------    -----------
        Net cash used in investing activities                                                (117,800)       (18,730)
                                                                                          -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Principal payments on note payable                                                          (73,809)          --
  Net proceeds from sale of convertible debentures                                            335,000        775,000
  Net proceeds from issuance of common stock                                                     --          170,150
  Proceeds from issuance of stock to minority interest                                            750           --
  Preferred dividends paid                                                                    (30,060)       (38,306)
                                                                                          -----------    -----------
        Net cash provided by financing activities                                             231,881        906,844
                                                                                          -----------    -----------
NET INCREASE IN CASH AND CASH EQUIVALENTS                                                     264,881        751,881
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                                391,143        306,562
                                                                                          -----------    -----------
CASH AND CASH EQUIVALENTS, END OF PERIOD                                                  $   656,024    $ 1,058,443
                                                                                          ===========    ===========
SUPPLEMENTAL INFORMATION
  Interest paid                                                                           $     5,977    $     8,791
  Taxes paid                                                                                     --           30,000
  Redemption of preferred stock:
    Decrease in accounts receivable                                                           (43,500)       (50,238)
    Increase in accounts payable                                                                 --          (65,530)
    Decrease in paid-in capital                                                                25,337        115,766
  Increase in additional paid-in capital
    Beneficial conversion feature                                                             100,000           --
  Increase in deferred expenses                                                                65,000        125,000
  Increase in minority interest                                                                  --           11,262
  Costs of registration statement charged to additional paid-in capital                          --           90,335
  Increase in additional paid-in capital for cost of registration statement withheld by
    investor                                                                                     --           80,000
  Increase in common stock and reduction of additional paid-in capital for stock split
    and change in par value                                                                      --            7,860

                   CORPORATE STRATEGIES, INC. AND SUBSIDIARIES
            NOTES TO THE CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS
                                  JUNE 30, 2005

NOTE 1 - BASIS OF PRESENTATION

The accompanying unaudited consolidated financial statements of Corporate Strategies, Inc. have been prepared in accordance with the accounting principles generally accepted in the United States of America for interim financial reporting. They do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, considered necessary for a fair presentation, have been included in the accompanying unaudited financial statements. Operating results for the periods presented are not necessarily indicative of the results that may be expected for the full year.

These financial statements should be read in conjunction with the audited financial statements and footnotes for the year ended December 31, 2004 which are included in this Form 8-K/A.

NOTE 2 - SUBSEQUENT EVENTS

On August 25, 2005, Corporate Strategies, Inc. merged CSI Business Finance (a wholly owned subsidiary of Corporate Strategies) and Health Express USA, Inc., a public company currently trading on the OTC Bulletin Board. As a result of the share exchange agreement, Corporate Strategies, Inc. exchanged its common shares of CSI Business Finance, Inc. for 100,000 restricted shares of Series A Convertible Preferred stock of Health Express.

Corporate Strategies has chosen to spin off the preferred stock shares acquired in this transaction to its shareholders in the form of a dividend. The effect of the spin-off of CSI Business Finance, Inc. on the Unaudited Consolidated Financial Statements at June 30, 2005 would be as follows:

                                                                                      Corporate
                                                                                     Strategies,
                                                       Corporate                        Inc.
                                                      Strategies,                   Consolidated
                                                          Inc.       CSI Business    After Spin-
                                                      Consolidated   Finance, Inc.       Off
                                                       (Unaudited)   (Unaudited)     (Unaudited)
                                                      ------------   ------------   ------------
       Balance Sheet
         Total current assets                         $  1,944,245   $     72,843      1,871,402
         Total non-current assets                          423,497        244,263        179,234
                                                      ------------   ------------   ------------
         Total assets                                 $  2,367,742   $    317,106   $  2,050,636
                                                      ============   ============   ============


         Total current  liabilities                   $    684,688   $     71,100   $    613,588
         Total non-current liabilities                   1,770,642         41,005      1,729,637
                                                      ------------   ------------   ------------
         Total liabilities                               2,455,330        112,105      2,343,225

         Total shareholders' equity                        (87,588)       205,001       (292,589)
                                                      ------------   ------------   ------------
         Total liabilities and shareholders' equity   $  2,367,742   $    317,106   $  2,050,636
                                                      ============   ============   ============

                           CORPORATE STRATEGIES, INC.
            NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2005

NOTE 2 - SUBSEQUENT EVENTS (continued)

                                                                                      Corporate
                                                                                     Strategies,
                                                       Corporate                        Inc.
                                                      Strategies,                   Consolidated
                                                          Inc.       CSI Business    After Spin-
                                                      Consolidated   Finance, Inc.       Off
                                                       (Unaudited)   (Unaudited)     (Unaudited)
                                                      ------------   ------------   ------------
Statement of Operations
  Total Revenues                                      $  1,098,600   $    88,424    $  1,010,176

  Total operating expenses                               1,335,017        66,517       1,268,500
  Total other expense                                       89,267          --            89,267
                                                      ------------   ------------   ------------
  Income (loss) before taxes                              (325,684)       21,907        (347,591)

  Total income tax expense                                  61,207         4,010          57,197
                                                      ------------   ------------   ------------
  Net income (loss)                                       (386,891)       17,897        (404,788)

  Dividends paid                                            30,060        12,000          18,060
                                                      ------------   ------------   ------------
  Income (loss) applicable to common shares           $   (416,951)  $     5,897    $   (422,848)
                                                      ============   ===========    ============

ITEM 9.01(B):

                           CORPORATE STRATEGIES, INC.

                         PRO FORMA FINANCIAL STATEMENTS

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

Pro Forma Financial Statements:
  Unaudited Consolidated Pro Forma Balance Sheet as June 30, 2005           F-28
  Unaudited Consolidated Pro Forma Statement of Operations For the
    Six Months  Ended June 30, 2005                                         F-29
  Unaudited Consolidated Pro Forma Statement of Operations For the
    Year Ended December 31, 2004                                            F-30

                           CORPORATE STRATEGIES, INC.
                   UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS


DESCRIPTION OF MERGER AND RELATED EVENTS

On August 31, 2005 NuWave Technologies, Inc. (the "Company") entered into a merger agreement (the "Agreement") with Strategies Acquisition Corp., a wholly-owned subsidiary of the Company ("SPV"), Corporate Strategies, Inc. ("Corporate Strategies") and the shareholders of Corporate Strategies (collectively, the "Shareholders"), whereby SPV merged with and into Corporate Strategies, with Corporate Strategies remaining as the surviving corporation and continuing its corporate existence under the laws of the State of Delaware and as a wholly-owned subsidiary of the Company (the "Merger"). The separate existence of SPV has ceased.

Pursuant to the terms of the Agreement, the Company issued one (1) share of its common stock ("Common Stock"), par value $0.001 per share, to each holder of Corporate Strategies Class A common stock in exchange for two (2) shares of Corporate Strategies Class A common stock, par value $0.001 per share. Second, the Company issued one (1) share of the Company's Series C preferred stock ("Series C Preferred"), par value $0.01 per share, to each holder of Corporate Strategies Series A preferred stock for one (1) share of Corporate Strategies Series A preferred stock, par value $0.001 per share. Third, the Company issued and delivered shares of its Series B convertible preferred stock ("Series B Preferred") to each holder of Corporate Strategies Class B common stock so that effectively upon conversion of the Series B Preferred into common shares, the common shares issued upon conversion shall be equal to ninety-five percent (95%) of the issued and outstanding stock of the Company (calculated on a fully diluted basis as of the date of the Merger, following the issuance of all the Merger Consideration (as such term is defined in the Agreement) and after giving effect to such conversion, but not including any shares of Common Stock issuable upon conversion of any then outstanding Company convertible debentures). Therefore, the Merger Consideration for the Common Stock, Series C Preferred and Series B Preferred was the Corporate Strategies Class A common, Series A preferred and Class B common, respectively. The number of shares issued to the Shareholders in connection with the Merger was based upon a determination by the Company's Board of Directors (the "Board") that the transaction was in the best interest of the Company and its shareholders.

The unaudited pro forma consolidated balance sheet is presented as if the exchange had taken place on June 30, 2005. The unaudited pro forma consolidated statement of operations for the year ended December 31, 2004 and the six months ended June 30, 2005 are presented as if the exchange had taken place at the beginning of each reporting period. The unaudited pro forma consolidated financial statements are provided for information purposes only and do not purport to represent what the consolidated financial position and results of operations would have been had the merger, in fact, occurred on the dates indicated. The unaudited pro forma consolidated financial statements are presented for illustrative purposes only. The pro forma adjustments are based upon available information and assumptions that management believes are reasonable.

The accompanying consolidated financial statements of Corporate Strategies presented in this report should be read in conjunction with Corporate Strategies' audited consolidated financial statements and footnotes for the year ended December 31, 2004 which are included in this Form-8K/A. Also included are Corporate Strategies' unaudited consolidated financial statements for the six months ended June 30, 2005.

The accompanying consolidated financial statements of the NuWave Technologies, Inc. should be read in conjunction with the historical financial statements of the NuWave Technologies, Inc. included in it's Form 10-KSB for the year ended December 31, 2004 and it's Form 10-QSB for the six months ended June 30, 2005.

This transaction is being accounted for as a reverse acquisition since the control of the Company has passed to the stockholders of the acquired company.

                           CORPORATE STRATEGIES, INC.
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                  JUNE 30, 2005

                                                          Corporate       NuWave
                                                         Strategies,    Technologies,
                                                             Inc.            Inc.        Adjustments        Pro Forma
                                                        ------------    ------------    ------------       ------------
                                     ASSETS
CURRENT ASSETS
  Cash and cash equivalents                             $    656,024    $      9,000    $         --       $    665,024
  Purchased accounts receivable                               23,560              --              --             23,560
  Other accounts receivable--shareholder                      55,112              --              --             55,112
  Other accounts receivable                                   65,850              --              --             65,850
  Minimum lease payments receivable                          152,854              --              --            152,854
  Notes receivable                                           157,000              --              --            157,000
  Investment in marketable securities                        583,303          85,000              --            668,303
  Deferred expenses                                          130,907              --              --            130,907
  Prepaid expenses                                           119,635          23,000              --            142,635
                                                        ------------    ------------    ------------       ------------
  Total current assets                                     1,944,245         117,000              --          2,061,245
                                                        ------------    ------------    ------------       ------------
NONCURRENT ASSETS
  Minimum lease payments receivable                          215,783              --              --            215,783
  Deferred expenses                                           29,375              --              --             29,375
  Investments                                                 14,819              --              --             14,819
  Intangible assets, net                                      27,647              --              --             27,647
  Fixed assets, net                                          135,873          17,000              --            152,873
  Land held for development and sale                              --       2,884,000              --          2,884,000
                                                        ------------    ------------    ------------       ------------
    Total noncurrent assets                                  423,497       2,901,000              --          3,324,497
                                                        ------------    ------------    ------------       ------------
TOTAL ASSETS                                            $  2,367,742       3,018,000              --          5,385,742
                                                        ============    ============    ============       ============

                                 LIABILITIES AND
                             SHAREHOLDERS' (DEFICIT)

CURRENT LIABILITIES
  Notes payable                                         $     89,537    $         --    $         --       $     89,537
  Accounts payable                                           205,555         166,000              --            371,555
  Accrued liabilities                                        112,574              --              --            112,574
  Unearned income                                             65,783              --              --             65,783
  Current tax liability                                       14,055              --              --             14,055
  Deferred tax liability                                     137,264              --              --            137,264
  Due to clients                                              59,920              --              --             59,920
  Current portion of convertible debentures                       --         355,000              --            355,000
  Current portion of convertible debentures--related
    party                                                         --         250,000              --            250,000
  Current portion of note payable--related party                  --         176,000              --            176,000
                                                        ------------    ------------    ------------       ------------
    Total current liabilities                                684,688         947,000              --          1,631,688
                                                        ------------    ------------    ------------       ------------
NONCURRENT LIABILITIES
  Note payable--related party                                     --       3,481,000              --          3,481,000
  Note payable--related party, net of current portion             --       1,224,000              --          1,224,000
  Convertible debenture                                    1,700,000          84,000              --          1,784,000
  Accrued interest--non-current                                   --         183,000              --            183,000
  Unearned income                                             41,005              --              --             41,005
  Deferred tax liability                                      29,637              --              --             29,637
                                                        ------------    ------------    ------------       ------------
    Total noncurrent liabilities                           1,770,642       4,972,000              --          6,742,642
                                                        ------------    ------------    ------------       ------------
COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' (DEFICIT)
  Preferred stock                                                  1              --           1,005   A          1,006
  Common stock                                                83,297           3,000         (63,586)  A         22,711
  Additional paid-in-capital                               1,124,298      25,918,000     (25,813,419)A,B,C    1,228,879
  Accumulated other comprehensive loss                            --         (45,000)             --            (45,000)
  Retained earnings (deficit)                             (1,295,184)    (28,777,000)     25,876,000   B,C   (4,196,184)
                                                        ------------    ------------    ------------       ------------
    Total shareholders' equity (deficit)                     (87,588)     (2,901,000)             --         (2,988,588)
                                                        ------------    ------------    ------------       ------------
    TOTAL LIABILITIES AND SHAREHOLDERS' (DEFICIT)       $  2,367,742    $  3,018,000    $         --       $  5,385,742
                                                        ============    ============    ============       ============

A     To record the shares of common and  preferred  stock issued at the time of merger
B     To eliminate the Nuwave retained deficit
C To record merger expense for the net liabilities acquired as a part of the merger

                           CORPORATE STRATEGIES, INC.
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2005

                                                    Corporate         NuWave
                                                   Strategies,     Technologies,
                                                       Inc.             Inc.        Adjustments     Pro Forma
                                                   ------------    ------------    ------------    ------------
REVENUE
  Commission income                                $    599,269    $       --      $       --      $    599,269
  Discount income                                        98,608            --              --            98,608
  Consulting revenue                                    117,000            --              --           117,000
  Marketable securities gain                            194,564            --              --           194,564
  Other income                                           89,159            --              --            89,159
                                                   ------------    ------------    ------------    ------------
                                                      1,098,600            --              --         1,098,600
                                                   ------------    ------------    ------------    ------------
GENERAL AND ADMINISTRATIVE EXPENSES
  Salaries and benefits                                 360,165          77,770         (77,770) A      360,165
  Commissions and loan processing                       374,539            --              --           374,539
  Advertising                                            89,537            --              --            89,537
  Business development, travel and entertainment         82,044            --              --            82,044
  Rent                                                   66,490          53,079         (53,079) A       66,490
  Depreciation and amortization                          27,642           4,397            --            32,039
  Professional fees                                     172,710         201,391        (151,391) A      222,710
  Merger expense                                           --              --         2,901,000  B    2,901,000
  Other                                                 161,890          61,816            --    A      223,706
                                                   ------------    ------------    ------------    ------------
    Total general and administrative expenses         1,335,017         398,453       2,618,760       4,352,230
                                                   ------------    ------------    ------------    ------------
OTHER (INCOME) EXPENSE
  Minority interest                                        (750)           --              --              (750)
  Interest expense                                      142,067         119,221            --           261,288
  Interest income                                        (5,533)           --              --            (5,533)
  Other income                                          (46,517)           --              --           (46,517)
                                                   ------------    ------------    ------------    ------------
    Total other expense                                  89,267         119,221            --           208,488
                                                   ------------    ------------    ------------    ------------

    Income (loss) before income tax                    (325,684)       (517,674)     (2,618,760)     (3,462,118)
                                                   ------------    ------------    ------------    ------------
INCOME TAX PROVISION
  Current income tax expense (benefit)                     --              --              --              --
  Deferred income tax provision (benefit)                61,207            --                            61,207
                                                   ------------    ------------    ------------    ------------
    Total income tax provision (benefit)                 61,207            --              --            61,207
                                                   ------------    ------------    ------------    ------------

NET LOSS                                               (386,891)       (517,674)     (2,618,760)     (3,523,325)

  Preferred dividends paid                               30,060            --              --            30,060
                                                   ------------    ------------    ------------    ------------
NET LOSS APPLICABLE TO COMMON SHARES               $   (416,951)   $   (517,674)   $ (2,618,760)   $ (3,553,385)
                                                   ============    ============    ============    ============

  Basic and diluted loss per common share          $      (0.01)   $      (0.23)                   $      (0.16)
                                                   ============    ============                    ============
  Basic and diluted average shares outstanding       66,630,000       2,294,323                      22,710,816
                                                   ============    ============                    ============
COMPREHENSIVE LOSS
  Net Loss                                         $   (416,951)   $   (517,674)   $ (2,618,760)   $ (3,553,385)
  Unrealized gain on marketable securities                 --          (170,000)           --          (170,000)
                                                   ------------    ------------    ------------    ------------
  Comprehensive loss                               $   (416,951)   $   (687,674)   $ (2,618,760)   $ (3,723,385)
                                                   ============    ============    ============    ============

A     To  eliminate  revenue  and  expenses  that  do  not  relate  to  on-going operations
B     To record merger expense for the net liabilities acquired

                           CORPORATE STRATEGIES, INC.
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2004

                                                    Corporate         NuWave
                                                   Strategies,     Technologies,
                                                       Inc.             Inc.        Adjustments     Pro Forma
                                                   ------------    ------------    ------------    ------------
REVENUE
  Commission income                                $  1,158,589    $       --      $       --      $  1,158,589
  Discount income                                       185,226            --              --           185,226
  Consulting revenue                                    153,270            --              --           153,270
  Marketable securities gain                            310,049            --              --           310,049
  Other income                                          140,838            --              --           140,838
                                                   ------------    ------------    ------------    ------------
                                                      1,947,972            --              --         1,947,972
                                                   ------------    ------------    ------------    ------------
GENERAL AND ADMINISTRATIVE EXPENSES
  Salaries and benefits                                 450,313         197,771        (197,771) A      450,313
  Commissions and loan processing                       723,221            --              --           723,221
  Advertising                                           164,732            --              --           164,732
  Business development, travel and entertainment        100,855            --              --           100,855
  Rent                                                   62,426          48,678         (48,678) A       62,426
  Depreciation and amortization                          32,329           5,188            --            37,517
  Professional fees                                     319,855         344,340        (229,340) A      434,855
  Bad Debt                                              388,000            --              --           388,000
  Merger Expense                                           --              --         2,901,000  B    2,901,000
  Other                                                 246,350         144,692            --           391,042
                                                   ------------    ------------    ------------    ------------
    Total general and administrative expenses         2,488,081         740,669       2,425,211       5,653,961
                                                   ------------    ------------    ------------    ------------
OTHER (INCOME) EXPENSE
  Minority interest                                     (16,230)           --              --           (16,230)
  Interest expense                                      370,894         517,531        (240,000) A      648,425
  Interest income                                       (36,433)         (2,833)          2,833  A      (36,433)
  Gain on forgiveness of debt                              --           (19,977)         19,977  A         --
  Gain on sale of interest in undeveloped land             --          (850,001)        850,001  A         --
                                                   ------------    ------------    ------------    ------------
    Total other (income) expense                        318,231        (355,280)        632,811         595,762
                                                   ------------    ------------    ------------    ------------
    Loss before income tax                             (858,340)       (385,389)     (3,058,022)     (4,301,751)

INCOME TAX PROVISION
  Current income tax expense (benefit)                   10,000         (49,590)         49,590  A       10,000
  Deferred income tax provision (benefit)                33,807            --              --            33,807
                                                   ------------    ------------    ------------    ------------
    Total income tax provision (benefit)                 43,807         (49,590)         49,590          43,807
                                                   ------------    ------------    ------------    ------------
NET LOSS                                               (902,147)       (335,799)     (3,107,612)     (4,345,558)

  Preferred dividends paid                               72,086            --              --            72,086
                                                   ------------    ------------    ------------    ------------
NET LOSS APPLICABLE TO COMMON SHARES               $   (974,233)   $   (335,799)   $ (3,107,612)   $ (4,417,644)
                                                   ============    ============    ============    ============

  Basic and diluted net loss per share             $      (0.02)   $      (0.17)                   $      (0.20)
                                                   ============    ============                    ============

  Basic and diluted average shares outstanding       57,736,557       1,986,640                      22,710,816
                                                   ============    ============                    ============
COMPREHENSIVE LOSS
  Net Loss                                         $   (974,233)   $   (335,799)   $ (3,107,612)     (4,417,644)
  Unrealized gain on marketable securities                 --           125,261            --           125,261
                                                   ------------    ------------    ------------    ------------
  Comprehensive loss                               $   (974,233)   $   (210,538)   $ (3,107,612)   $ (4,292,383)
                                                   ============    ============    ============    ============

A     To  eliminate  revenue  and  expenses  that  do  not  relate  to  on-going operations
B     To record merger expense for the net liabilities acquired